EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

                                                        For the Three Months                For the Nine Months
                                                         Ended September 30                 Ended September 30
                                                     1997              1996                1997            1996
                                                     ----              ----                ----            ----
PRIMARY:

Average Shares Outstanding                        $ 6,071,327        $ 5,586,148      $ 6,069,669       $ 5,586,163

Net effect of the assumed
exercise of stock options                              18,661                  0           16,691                 0
                                                  -----------        -----------      -----------       -----------

TOTAL                                             $ 6,089,988        $ 5,586,148      $ 6,086,360       $ 5,586,163
                                                  -----------        -----------      -----------       -----------


Net Income (in thousands)                         $     3,485        $     2,543      $     9,489       $     7,570

Per Share Amount                                  $       .57        $       .46      $      1.56       $      1.36
                                                          ---                ---             ----              ----



FULLY DILUTED:

Average Shares Outstanding                        $ 6,071,327        $ 5,586,148      $ 6,069,669       $ 5,586,163

Net effect of the assumed
exercise of stock options                              21,538                  0           22,814                 0
                                                  -----------        -----------      -----------       -----------

TOTAL                                             $ 6,092,865        $ 5,586,148      $ 6,092,483       $ 5,586,163
                                                  -----------        -----------      -----------       -----------


Net Income (in thousands)                         $     3,485        $     2,543      $     9,489       $     7,570

Per Share Amount                                  $       .57        $       .46      $      1.56       $      1.36
                                                          ---                ---             ----              ----
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